UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2015

FREEPORT-McMoRan INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Central Avenue Phoenix, AZ	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (602) 366-8100

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under  any of the following provisions:

 [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e) On December 28, 2015, Freeport-McMoRan Inc. (the Company) announced that James R. Moffett, Executive Chairman of the Board, co-founder, and long-time executive, will cease serving as an executive of the Company and will step down from the Board of Directors of the Company (the Board) effective December 31, 2015.

In connection with Mr. Moffett’s departure, the Company entered into a separation and consulting letter agreement with him, dated as of December 24, 2015 (the Letter Agreement), pursuant to which Mr. Moffett will provide consulting services to the Board. The consulting period shall commence on January 1, 2016 and is scheduled to continue for one year thereafter, subject to automatic extensions of six months unless either party notifies the other at least 60 days prior to the desired termination date. While serving as a consultant, Mr. Moffett will receive an annual consulting fee of $1,500,000 paid quarterly in arrears. Mr. Moffett will be subject to the restrictive covenants set forth in his Amended and Restated Executive Employment Agreement with the Company dated December 2, 2008, as amended by letter agreement dated February 27, 2014 (as amended, the Employment Agreement) during the consulting period and thereafter for the periods specified in the Employment Agreement.

As a result of his departure, Mr. Moffett will receive the payments and benefits due to him upon a termination of employment without cause under the Employment Agreement and upon a retirement under his performance share unit award agreements. In addition, Mr. Moffett is entitled to certain benefits that were vested prior to his termination of employment under the Company’s retirement plans and other benefit arrangements in which he participates in accordance with the terms thereof.

Effective December 31, 2015, Gerald J. Ford, currently the lead independent director of the Board, will assume the role of non-executive Chairman of the Board. Mr. Moffett will become Chairman Emeritus.

The foregoing summary of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Letter Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan INC.

By: /s/ Kathleen L. Quirk ---------------------------------------
Kathleen L. Quirk
Executive Vice President, Chief Financial Officer
& Treasurer (authorized signatory and
Principal Financial Officer)

Date: December 28, 2015

Freeport-McMoRan Inc.

Exhibit Index

Exhibit Number

10.1	Letter Agreement dated December 24, 2015, between Freeport-McMoRan Inc. and James R. Moffett.

99.1	Press Release dated December 28, 2015, titled “Freeport-McMoRan Elects Gerald J. Ford Non-Executive Chairman and Names James R. Moffett Chairman Emeritus.”